Exhibit 10.1

          Confidential Materials Omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                            AMENDING AGREEMENT NO. 2
              TO THE SUPPLY AGREEMENT DATED AS OF NOVEMBER 28, 2000
             BETWEEN SIERRA WIRELESS DATA, INC. AND GOAMERICA, INC.

This Amending Agreement is made as of June 29, 2001, by and between Sierra Wireless Data, Inc. ("SWD"), a Delaware corporation and GoAmerica, Inc. ("GOA"), a Delaware corporation.

WHEREAS, SWD and GOA entered into a Supply Agreement dated as of November 28, 2000 ("Supply Agreement") and into an Amending Agreement No. 1 dated as of December 29, 2000 ("Amending Agreement No. 1") (collectively, the "Agreements"), it has been determined that it is in the best interests of SWD and GOA to amend the Agreements in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereby agree as follows:

1. Confirmation of Agreements: Other than as expressly amended by the terms of this Amending Agreement, the Agreements are hereby confirmed and will be in full force and effect in accordance with their terms. This Amending Agreement shall constitute an accord and satisfaction between the parties as to the matters that were the subject of GOA's letters to SWD dated May 30, 2001 and June 15, 2001, and as to SWD's letter to GOA dated June 21, 2001.

2.   Amendments: The Agreements are amended as follows:

(a) Section 3.2 of the Supply Agreement is amended so that GOA's Purchase Order for [**] P1-CDPD Modules is reduced to [**] modules. All [**] modules shall be shipped by the end of [**]. GOA acknowledges delivery of [**] modules and [**] modules remain to be shipped during [**]. At its cost, SWD will provide all necessary upgrades to the [**] modules to ensure interoperability with GOA Services.

(b) Section 3.3 of the Supply Agreement is deleted so that GOA's Purchase Order to purchase [**] P2-CDMA 1x modules is cancelled.

(c) Section 3.4 of the Supply Agreement is deleted so that GOA's commitment to purchase [**] Springboard Modules and/or PC Cards is waived.

(d)  Schedule 1 of the Supply Agreement is deleted.

(e) Section 3.7 of the Supply Agreement and section 4(a) of the Amending Agreement No. 1 is amended so that GOA's commitment to purchase [**] units of the Sierra Sled for Sony Clie (the first release of Boa) is reduced to [**] units. SWD shall make commercial best efforts to deliver the [**] units in accordance with the following schedule: [**] units in [**], [**] units in [**] and [**] units by mid-[**].

IN WITNESS WHEREOF the parties have executed this Amending Agreement as of the date and year first written above.

SIERRA WIRELESS DATA, INC.                        GOAMERICA, INC.

Per:     [illegible]                              Per:    /s/Joseph Korb
         -------------------------                        --------------
         Authorized Signatory                             Authorized Signatory


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